     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2001

                                                      REGISTRATION NO. 33-93550
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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                         -----------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                             NABISCO HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)

        New Jersey                                            13-3077142
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                                 7 Campus Drive
                       Parsippany, New Jersey  07054-0311

                         -----------------------------

   (Address, including zip code of registrant's principal executive offices)

                             Nabisco, Inc. Employee
                                  Savings Plan

                         -----------------------------

                            (Full title of the Plan)

                            Calvin J. Collier, Esq.
                             Nabisco Holdings Corp.
                                 7 Campus Drive
                       Parsippany, New Jersey  07054-0311
                                 (973) 682-5000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -----------------------------

                                With a copy to:
                             Jerry E. Whitson, Esq.
                               Hunton & Williams
                                200 Park Avenue
                         New York, New York  10166-0136
                                 (212) 309-1060

                              PURPOSE OF AMENDMENT

                    Removal of Securities from Registration

     The Registrant registered 800,000 shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Nabisco Holdings Corp. and an indeterminate amount of interests to be offered or sold in accordance with the terms of the Nabisco, Inc. Employee Savings Plan (the "Plan") under this Registration Statement on Form S-8 (the "Registration Statement"). The Registrant was acquired on December 11, 2000, by Kraft Foods North America, Inc. ("KFNA"). In connection with the acquisition of the Registrant, all outstanding shares of Class A Common Stock were converted into the right to receive cash and participants in the Plan ceased to have the ability to invest in the Shares. Pursuant to the undertakings in Item 17 of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement, any of the securities registered under the Registration Statement that remain unsold.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on June 27, 2001.


                            NABISCO HOLDINGS CORP.

                            By:       /s/ John F. Mowrer, III
                                -------------------------------------
                                Name: John F. Mowrer, III
                                Title: Vice President, Treasurer and Controller

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE                             DATE
          ---------                          -----                             -----


    /s/ Michael B. Polk                President and Chief                  June 27, 2001
------------------------------      Executive Officer (principal
        Michael B. Polk                 executive officer)


    /s/ John F. Mowrer, III         Vice President, Treasurer and           June 27, 2001
------------------------------              Controller
        John F. Mowrer, III          (principal financial and
                                        accounting officer)


    /s/ Calvin J. Collier                                                   June 27, 2001
------------------------------             Director
        Calvin J. Collier

    /s/ Edward J. Moy
------------------------------             Director                         June 27, 2001
        Edward J. Moy

     Pursuant to the requirements of the Securities Act of 1933, the Nabisco Employee Benefits Committee, having administrative responsibility of the Plan, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on June 27, 2001.


                                         NABISCO, INC. EMPLOYEE
                                         SAVINGS PLAN

                                                   /s/ Jill Youman
                                         By:________________________________
                                            Name:  Jill Youman
                                            Title: Vice President,
                                                        Human Resources,
                                                              Benefits